Exhibit 99.1

FROM: P.A.M. TRANSPORTATION SERVICES, INC.

P.O. BOX 188

Tontitown, AR 72770

Allen W. West

(479) 361-9111

P.A.M. TRANSPORTATION SERVICES, INC. ANNOUNCES LEADERSHIP CHANGES

Tontitown, Arkansas, April 30, 2020...... P.A.M. Transportation Services, Inc. (NASDAQ: PTSI) (the “Company”) today announced that Daniel H. Cushman, President and Chief Executive Officer of the Company, has notified the Company that he intends to retire after eleven years as President and CEO of the Company effective May 1, 2020. Mr. Cushman will remain in an advisory role with the Company until July 31, 2020. The Company will commence an internal and external national search for a new CEO.

“On behalf of the Board of Directors and our entire Company, I want to sincerely thank Dan for his transformative leadership and dedication over his eleven years as our CEO and wish him well in retirement,” said Matthew T. Moroun, Chairman of the Company’s Board of Directors. “Dan’s vision, character and commitment have been a driving force in the period of strong growth and profitability P.A.M. has achieved over the past decade, including three of the last five years being the most profitable in the Company’s history. The entire Board of Directors and management team have been privileged to work with him.”

“P.A.M. is well positioned for the future to create value for shareholders, and we look forward to building on Dan’s legacy of success and further strengthening the impressive leadership team he has established,” Mr. Moroun added.

The Board of Directors has appointed Matthew T. Moroun to serve as interim President and Chief Executive Officer of the Company effective May 1, 2020 until a permanent CEO is selected. Mr. Moroun will continue to serve as Chairman of the Board and will not receive any additional compensation for his service as interim CEO.

The search for a new CEO will be led by a special committee of the Board of Directors and facilitated by Pete Dwyer with HR-1 Corp. Mr. Dwyer may be reached at (586) 467-0140 or pdwyer@hr-1.net.

About P.A.M. Transportation Services, Inc.

P.A.M. Transportation Services, Inc. is a leading truckload dry van carrier transporting general commodities throughout the continental United States, as well as in the Canadian provinces of Ontario and Quebec. The Company also provides transportation services in Mexico through its gateways in Laredo and El Paso, Texas under agreements with Mexican carriers.

Forward-Looking Statements

Certain information included in this document contains or may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to expected future financial and operating results, prospects, plans or events, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, ongoing and potential future economic, business and operational disruptions and uncertainties due to the COVID-19 pandemic or other public health crises; excess capacity in the trucking industry; surplus inventories; recessionary economic cycles and downturns in customers' business cycles; increases or rapid fluctuations in fuel prices, interest rates, fuel taxes, tolls, and license and registration fees; the resale value of the Company's used equipment and the price of new equipment; increases in compensation for and difficulty in attracting and retaining qualified drivers and owner-operators; increases in insurance premiums and deductible amounts relating to accident, cargo, workers' compensation, health, and other claims; unanticipated increases in the number or amount of claims for which the Company is self-insured; inability of the Company to continue to secure acceptable financing arrangements; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors including reductions in rates resulting from competitive bidding; the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; litigation, including litigation related to alleged violations under the Fair Labor Standards Act and the Arkansas Minimum Wage Law; general risks associated with doing business in Mexico, including, without limitation, exchange rate fluctuations, inflation, import duties, tariffs, quotas, political and economic instability and terrorism; the potential impact of new laws, regulations or policy, including, without limitation, tariffs, import/export, trade and immigration regulations or policies; a significant reduction in or termination of the Company's trucking service by a key customer; and other factors, including risk factors, included from time to time in filings made by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, the forward-looking events and circumstances discussed above and in company filings might not transpire.